UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2011

TECKMINE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52745
(Commission File Number)

98-0534859
(IRS Employer Identification No.)

17622 La Entrada Drive, Yorba Linda CA  92886
(Address of principal executive offices and Zip Code)

(949) 280-5710
Registrant’s telephone number, including area code

Suite 239 – 280 Nelson Street, Vancouver, British Columbia, Canada V6B 2E2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 29, 2011, Raymond Irvine resigned as the President, Secretary, Treasurer and a director of our company.  On the same date, we appointed Nathan Woods as our President, Secretary, Treasurer and a director of our company.

Nathan Woods has been involved in geological exploration since 2001, and a design professional in the architecture and construction industry for the past 25 years, with an emphasis on construction contract administration.  Nathan Woods is a Director on the Board of Directors with the Orange County Chapter of the CSI (Construction Specifiers Institute).  Additionally, Nathan Woods is a trained overland travel guide, often leading vehicle dependant travel adventures throughout the western United States.

Family Relationships

There are no family relationships between Mr. Woods and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Mr. Woods since the beginning of our last fiscal year, nor are we a party to any currently proposed transaction with Mr. Woods , in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1          News Release dated December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECKMINE INDUSTRIES, INC.

By:       /s/ Nathan Woods
Nathan Woods
President, Secretary, Treasurer and Director
Dated: December 30, 2011